SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) August 12, 2013

Commission File Number	Registrant, Address of Principal Executive Offices and Telephone Number	I.R.S. employer Identification Number	State of Incorporation

1-08788	NV ENERGY, INC. Nevada 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 402-5000	88-0198358	Nevada

0-00508	SIERRA PACIFIC POWER COMPANY d/b/a NV ENERGY P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0044418	Nevada

None

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

Incorporation of Certain Documents by Reference

On August 12, 2013, Sierra Pacific Power Company d/b/a NV Energy (the “Company”), a wholly-owned subsidiary of NV Energy, Inc., entered into a purchase agreement with J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, related to the issuance of $250 million of the Company’s 3.375% General and Refunding Mortgage Notes, Series T, due 2023 (the “Series T Notes”). The purchase agreement is filed herewith as Exhibit 1.1, the form of the Officer’s Certificate that sets forth the terms of the Series T Notes is filed herewith as Exhibit 4.1, an opinion of Choate, Hall & Stewart LLP is filed herewith as Exhibit 5.1, an opinion of Woodburn and Wedge is filed herewith as Exhibit 5.2 and a Statement of Eligibility of the Trustee on Form T-1 is filed herewith as Exhibit 25.1.

The Series T Notes are expected to be issued on or about August 15, 2013, subject to certain conditions stated in the purchase agreement. The Series T Notes will be issued under a shelf registration statement originally filed with the SEC on August 20, 2010 (No. 333-168984-01). The Company has filed a prospectus supplement with the SEC in connection with the issuance of the Series T Notes.

The net proceeds from the issuance of the Series T Notes, after deducting the underwriting discount and the issuer’s estimated expenses, will be approximately $247.4 million. The Company intends to use all of the net proceeds from the sale of the Series T Notes, together with available cash, to pay at maturity all of its $250 million 5.45% General and Refunding Mortgage Notes, Series Q, which mature on September 1, 2013.

This Current Report on Form 8-K is being filed by the Company for the purpose of filing exhibits to the registration statement and related prospectus supplements for the issuance of the Series T Notes. All such exhibits are hereby incorporated by reference into the registration statement and any related prospectus supplements.

*            *             *

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein and there shall not be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The sale of securities by the Company is being made only by means of a prospectus and related prospectus supplements.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits – The following exhibits are filed with this form 8-K:

Ex. 1.1	Purchase Agreement, dated August 12, 2013 by and among J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters, and Sierra Pacific Power Company d/b/a NV Energy

Ex. 4.1	Form of Officer’s Certificate establishing the terms of Sierra Pacific Power Company’s 3.375% General and Refunding Mortgage Notes, Series T, due 2023

Ex. 5.1	Opinion of Choate, Hall & Stewart LLP

Ex. 5.2	Opinion of Woodburn and Wedge

Ex. 25.1	Statement of Eligibility of Trustee on Form T-1 of the Bank of New York Mellon Trust Company, N.A. for Sierra Pacific Power Company d/b/a NV Energy

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

NV Energy, Inc.
(Registrant)

Date: August 14, 2013	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Chief Accounting Officer

Sierra Pacific Power Company
(Registrant)

Date: August 14, 2013	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Chief Accounting Officer